Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in these Registration Statements 333-270648, 333-270128, 333-263029, and 333-253789 on Form S-8 of our reports dated February 21, 2024, relating to the financial statements of Roblox Corporation, and the effectiveness of Roblox Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Roblox Corporation for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 21, 2024